Exhibit 99.1

Joint Filing Agreement, dated November 5, 2024

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other except to the extent that he or it knows that such information is inaccurate.

DATE: November 5, 2024

CONVERIUM CAPITAL INC.

By: /s/ Michael Rapps
Name: Michael Rapps
Title: Managing Partner

/s/ Aaron Stern
AARON STERN

EREZ REIT OPPORTUNITIES LP
By: EROF GP LLC

By: /s/ Bruce Schanzer
Name: Bruce Schanzer
Title: Managing Member

EREZ ASSET MANAGEMENT LLC

By: /s/ Bruce Schanzer
Name: Bruce Schanzer
Title: Managing Member

/s/ Bruce Schanzer
BRUCE SCHANZER